Exhibit 10.2

TEXAS ASSOCIATION OF REALTORS®

COMMERCIAL LEASEHOLD CONSTRUCTION ADDENDUM

(Tenant to Complete Construction)

USE OF THIS FORM BY PERSONS WHO ARE NOT MEMBERS OF THE TEXAS ASSOCIATION OF REALTORS® IS NOT AUTHORIZED.

©Texas Association of REALTORS®, Inc. 2014

ADDENDUM TO THE COMMERCIAL LEASE BETWEEN THE UNDERSIGNED PARTIES CONCERNING THE LEASED PREMISES AT 300 Boone Rd, Burleson, TX 76028

A.          Execution and License to Enter: This addendum is executed as a part of the above-referenced lease. Landlord authorizes Tenant to construct the improvements described in this addendum provided that Tenant complies with all of the terms of this addendum. In the event the term of the lease has not yet commenced, Landlord grants Tenant a license to enter into the Property and the leased premises effective         April 21, 2015        for the purposes of constructing the improvements described under this addendum. This license is made under all the terms and provisions in the lease, except as to the covenant to pay rent.

B.          Construction Costs: Tenant will pay the full cost to construct the improvements that Tenant is to construct under this addendum, including but not limited to the cost of material, engineering studies, environmental studies, contractors, permits, plans, architects, inspectors, subcontractors, and materialmen. Not later than 10 days after the construction is complete and Tenant has satisfied all of Tenant’s obligations under this addendum, Landlord will reimburse Tenant the cost of the improvements in an amount that does not exceed $15,000                                                                                                                                                                                                                                                                                                                                                                                                                                                                    .

C.  Approval of Plans:

(1)           Not later than              May 29, 2015               , Tenant will submit to Landlord plans and specifications detailing the improvements Tenant desires to complete to the leased premises. The plans must detail all architectural, mechanical, electrical, and plumbing requirements for the improvements and must describe the proposed improvements along with the materials to be used and the interior floor plan of the leased premises. The plans must be drawn ~~by a licensed professional architect in accordance with generally accepted architectural standards or~~ by another person approved by Landlord and must be sufficient for a contractor to use to construct the desired improvements.

(2)           Within      2      days after Landlord receives the plans in accordance with Paragraph C(1), Landlord will notify Tenant whether the plans are “approved” or “disapproved” by marking such on the plans and delivering the plans back to Tenant. Landlord will not unreasonably withhold approval of the plans.lf Landlord does not notify Tenant of a disapproval within the time specified, the plans will be deemed approved.

(3)           If the plans are disapproved, Landlord will detail the reasons for the disapproval either on the plans or in a separate notice to Tenant. If the plans are disapproved, Tenant will, within      2      days after receipt of the disapproval notice from Landlord, submit amended plans to Landlord that incorporate revisions necessary to satisfy Landlord’s reasons for the disapproval. Landlord will not unreasonably withhold approval of any amended plans. If Tenant is unable or unwilling to satisfy Landlord’s reasons for disapproval by               June 12, 2015               , and:

(a)      if this addendum is executed after the lease commenced, then Tenant will not construct the improvements and this Addendum will have no further effect; or

(b)      if this addendum is executed before the lease commences the lease will terminate and Landlord will refund any security deposit and advanced rent paid by Tenant.

(TAR-2112) 8-15-14	Initialed for Identification by Landlord: /s/ RO , and Tenant: /s/ LRJ	Page 1 of 4

Orr, 504 Timber Ct. Burleson, TX 76028

Phone: 817.295.2238 Fax: 817.265.0441 Michael Langford	AxoGen,

Produced with ZipForm® by zipLogix 18070 Fifteen Mile Road, Fraser, Michigan 48026 www.zipLogix.com

Leasehold Construction Addendum concerning 300 Boone Rd, Burleson, TX    76028

(4)  “Final plans” means the plans that Landlord approves under this Paragraph C.

D.         Change Orders: Tenant must obtain Landlord’s advanced written approval of any proposed changes to the final plans. Landlord will approve or disapprove any proposed change within      2      days after Landlord receives a copy of the proposed change order from Tenant. Landlord will not unreasonably withhold approval of any proposed change order. If Landlord does not notify Tenant of a disapproval of a proposed change order within the time specified, the proposed change order is deemed approved.

E.          Contractor: Before construction begins Tenant will enter into a written construction contract with a contractor(s) acceptable to Landlord to construct the improvements in accordance with the final plans. Any subcontractors employed by Tenant or Tenant’s contractors must be acceptable to Landlord. Landlord will not unreasonably withhold approval of contractors and subcontractors.

F.   Construction:

(1)      Tenant will diligently complete the improvements in accordance with the final plans and will satisfy any requirements of any governmental authorities having jurisdiction over the improvements. The construction of the improvements must be performed in a good workmanlike manner and must comply with all applicable laws, ordinances, rules, and governmental orders and regulations. Construction of the improvements may not:

(a)      damage the Property except as specifically permitted by the final plans, including but not limited to damage to or interference with any structural component, system, or part of the Property;

(b)      interfere with the rights or operations of any other tenant in the Property or with Landlord’s management of the Property; and

(c)  not obstruct any common area, walk, or drive except as Landlord permits.

(2)           Landlord and Landlord’s designees may inspect the construction of the improvements from time to time. If Landlord notifies Tenant of any construction defect or non-compliance with the final plans, Tenant must promptly correct the defect or non-compliance.

(3)           All construction staging areas and dumpster locations are subject to Landlord’s approval. Construction debris will not be allowed to accumulate on the Property. All construction debris will be completely removed from the Property upon completion of construction.

G.  Completion:

(1)           Tenant must substantially complete the construction of the improvements to the leased premises in accordance with this addendum on or before               July 30, 2015              . Except Except as provided in this paragraph, the failure to complete construction of the improvements by the date specified does not relieve Tenant of Tenant’s obligations to pay rent or satisfy other terms and conditions of the lease. The time by which Tenant must complete construction may be extended only if: (a) Landlord causes the delay; (b) governmental authorities delay issuing permits or performing inspections through no fault of Tenant; or (c) a construction delay is caused by strike, lock-out, shortage of material, governmental restriction, riot, flood, or a cause outside Tenant’s control. Any extension under this paragraph may be exercised by Tenant only if Tenant promptly notifies Landlord in writing of the extension after Tenant knows or has reason to know of any applicable delay which is cause for an extension. Any extension under this paragraph may not exceed the lesser of: the number of days of the delay caused by the specified cause for the delay or         15         days. If a delay authorized by this Paragraph applies, the Commencement Date and Expiration Date of the lease shall likewise be extended along with an appropriate adjustment in the rent due dates. If a delay is caused by Landlord and the delay exceeds the time for which an extension is permitted under this paragraph, Tenant may exercise its remedies under the default provision of the lease.

(TAR-2112) 8-15-14	Initialed for Identification by Landlord: /s/ RO , and Tenant: /s/ LRJ	Page 2 of 4

Produced with ZipForm® by zipLogix 18070 Fifteen Mile Road, Fraser, Michigan 48026 www.zipLogix.com	AxoGen,

Leasehold Construction Addendum concerning	300 Boone Rd, Burleson, TX 76028

(2)

Construction is complete when all the improvements are constructed in accordance with the final plans and Tenant provides Landlord with: (a) a final certificate executed by the supervising person; and (b) if required by a governmental body, a certificate of occupancy permitting Tenant to occupy the leased premises for the purposes set forth in the lease.

	(3)	The supervising person is	Mike Donovan			.
The certificate of the supervising person is conclusive in any dispute involving the construction performed or required to be performed under this addendum.

H.	No Liens:

(1)

Tenant guarantees that Tenant will pay all costs of any liability related to the construction of the improvements described in this addendum and further guarantees the lien-free completion of the improvements against the leased premises and Property. Tenant may not create or place any lien or encumbrance, of any kind, upon the leased premises or Property that encumbers Landlord’s interest in the leased premises or Property.

	(2)	Before Landlord reimburses Tenant for the cost of the improvements, Tenant must:
(a)

deliver to Landlord a waiver of liens in recordable form acceptable to Landlord from each contractor, subcontractor, and materialman. The waivers must specify that: (a) the contractor, subcontractor, or materialman waive any and all claims against Landlord and waive any and all lien rights against Landlord’s interest in the leased premises and Property; and (b) the contractor or subcontractor agree to hold Landlord harmless from any and all claims arising from or in connection with its work or materials;

		(b)	obtain any required certificate of occupancy; and
		(c)	commence business in the leased premises.

(3)

If any lien is filed or asserted against any portion of the leased premises or Property as a result of the acts of Tenant or Tenant’s contractors, subcontractors, or materialmen, Tenant must remove any such lien or lien claim within 20 days after receipt of notice from Landlord.

(4)

Tenant will indemnify and keep Landlord harmless from all damages, costs, expenses, and attorney’s fees that may arise from any lien or claim that may be filed or threatened as a result of the improvements to be constructed under this addendum.

I.	Bonds: Before commencement of any construction, Tenant and Tenant’s contractors, at no cost to Landlord, must post the following bonds in favor of the Landlord in the amounts specified:

.

J.	Insurance:

	(1)	Before any construction commences, Tenant must deliver to Landlord evidence that the insurance required by Paragraph 8A of the lease will be in effect not later than the day construction begins.

(2)

Before any construction commences, Tenant must deliver to Landlord certificates of insurance, from insurers acceptable to Landlord, evidencing that any contractor maintains insurance to protect Landlord, Tenant, and the contractor from:

		(a)	workman compensation claims and other employee benefit acts in an amount not less than
			$1,000,000.00	per occurrence;

		(b)	claims for damages from bodily injury or death to employees and others in an amount not less than
			$1,000,000.00	per person and $	1,000,000.00	per occurrence; and

		(c)	property damage in an amount not less than $		1,000,000.00	per occurrence.

(TAR-2112) 8-15-14	Initialed for Identification by Landlord: /s/ RO, and Tenant: /s/ LRJ	Page 3 of 4

Produced with ZipForm® by zipLogix 18070 Fifteen Mile Road, Fraser, Michigan 48026 www.zipLogix.com		AxoGen,

Leasehold Construction Addendum concerning	300 Boone Rd, Burleson, TX 76028

	(3)	The insurance required by this Paragraph J must cover any and all claims that may arise out of or as a result of the operations of the contractor or the contractor’s subcontracor(s).

(4)

The coverage required by this Paragraph J must be maintained by Tenant or Tenant’s contractors, at Tenant’s or the contractors’ sole expense, during all times of any construction period. If Tenant fails or if any of Tenant’s contractors fail to maintain the required insurance in full force and effect at all required times, Landlord may:

		(a)	purchase such insurance on behalf of Tenant or the contractor(s) and Tenant must immediately reimburse Landlord for such expense; or
		(b)	exercise Landlord’s remedies for Tenant’s default under the lease.

K.

Tenant’s Assumption of Liability: Tenant must promptly pay and discharge all costs, expenses, claims for damages, liens, lien claims, and any other liabilities which may arise from or in connection with the construction of the improvements described in this addendum. Tenant agrees to hold Landlord harmless from all costs, expenses, damages, liens, lien claims, and any other liabilities, which may arise from or in connection with the construction of the improvements described in this addendum.

L.

Special Provisions: (If applicable, include any business details, factual statements, or any requirements the parties must satisfy [for example, Landlord’s obligation to complete shell construction by a certain date or by the time the license under Paragraph A(2) commences].)

Landlord:		Ja-Cole, L.P.,	Tenant:	AxoGen Corporation,
By:	/s/ Rob Orr		By:	/s/ Lee Robert Johnston, Jr
	By (signature):	/s/ Rob Orr		By (signature):	/s/ Lee Robert Johnston, Jr
	Printed Name:	Rob Orr		Printed Name:	Lee Robert Johnston, Jr
	Title:	President		Title:	CFO
By:			By:
	By (signature):			By (signature):
	Printed Name:			Printed Name:
	Title:			Title:

(TAR-2112) 8-15-14	Page 4 of 4

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TEXAS ASSOCIATION OF REALTORS®

COMMERCIAL LEASE ADDENDUM FOR RIGHT OF FIRST REFUSAL

USE OF THIS FORM BY PERSONS WHO ARE NOT MEMBERS OF THE TEXAS ASSOCIATION OF REALTORS® IS NOT AUTHORIZED.

©Texas Association of REALTORS®, Inc. 2010

ADDENDUM TO THE COMMERCIAL LEASE BETWEEN THE UNDERSIGNED PARTIES CONCERNING
THE LEASED PREMISES AT	300 Boone Rd, Burleson, TX 76028

A. “Additional space” means all or part of the following areas along with all its improvements:

❑	(1)	the following floors in the Property:	.

	(2)	the following suites in the Property, presently identified, as: A–1, A–5 – A–12
			.

❑	(3)
			.

The parties agree that the rentable area of the additional space may not equal the actual or useable area within the additional space and may include an allocation of common areas in the Property.

B.          If Landlord receives an acceptable written offer from another person to lease the additional space at a time when the above-referenced lease is in effect, Landlord will notify Tenant of the offer. Not later than 7 days after Tenant receives Landlord’s notice of the offer, Tenant may notify Landlord that Tenant will lease the additional space identified in the offer under the same terms and conditions in the offer. If Tenant notifies Landlord that Tenant will lease the additional space identified in the offer, Tenant must execute a written lease for the additional space identified in the offer or amend the above-referenced lease, as Landlord may require, not later than         2         days after Tenant receives Landlord’s notice. If Tenant fails to timely comply with this paragraph, Landlord may lease the additional space identified in the offer to the person who made the offer. If Tenant does not exercise its right to lease the additional space identified in the offer and Landlord does not lease the additional space identified in the offer to the person who made the offer, Tenant ❑ does  does not retain the right of refusal under this addendum for any subsequent offers Landlord receives for the additional space identified in the offer.

C.         An offer for part of the additional space affects the parties’ rights and obligations only to the part of the additional space identified in the offer. Rights and obligations to parts of the additional space not identified in the offer are not affected. An offer to renew a lease for the additional space from a tenant occupying the additional space is not an offer to lease the additional space for the purposes of this addendum.

D.          Special Provisions:

(TAR-2105) 1-26-10	Initialed for Identification by Landlord: /s/ RO, and Tenant: /s/ LRJ	Page 1 of 2

Orr, 504 Timber Ct. Burleson, TX 76028

Phone: 817.295.2238 Fax: 817.265.0441 Michael Langford	AxoGen,

Produced with zipForm® by zipLogix 18070 Fifteen Mile Road, Fraser, Michigan 48026 www.zipLogix.com

Commercial Lease Addendum for Right of Refusal concerning	300 Boone Rd, Burleson, TX 76028

Landlord:		Ja-Cole, L.P.	Tenant:	AxoGen Corporation
By:	/s/ Rob Orr		By:	/s/ Lee Robert Johnston, Jr
	By (signature):	/s/ Rob Orr		By (signature):	/s/ Lee Robert Johnston, Jr
	Printed Name:	Rob Orr		Printed Name:	Lee Robert Johnston, Jr
	Title:	President		Title:	CFO
By:			By:
	By (signature):			By (signature):
	Printed Name:			Printed Name:
	Title:			Title:

(TAR-2105) 1-26-10	Page 2 of 2

Produced with ZipForm® by zipLogix 18070 Fifteen Mile Road, Fraser, Michigan 48026 www.zipLogix.com	AxoGen,